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                                                                  Exhibit 10.147

                                                                  CONFORMED COPY

                           ASSIGNMENT OF WARRANTIES

January 24, 2001

     In consideration of Midway Airlines Corporation ("Assignee") leasing from Bellevue Coastal Leasing LLC ("Assignor") one Boeing Model 737-76Q Aircraft with CFM56 series engines, pursuant to the Lease Agreement (MSN 30271) (the "Lease Agreement") dated as of January 5, 2001, it is hereby agreed as follows:

     1. Effective upon commencement of the Basic Lease Term (as defined in the above-referenced Lease Agreement), Assignor hereby assigns to Assignee all of Assignor's respective rights and interest in and to and in and under the Engine Warranties set forth in Exhibit B (the "Engine Warranties") of the CFM International, Inc. ("CFM")/Boullioun Aviation Services, Inc. General Terms Agreement No. 6-13466 dated as of October 22, 1999 (the "Agreement") so long as no "Event of Default" has occurred and is continuing under the Lease Agreement. Upon the occurrence and during the continuation of such Event of Default, Assignor shall have the right to terminate the foregoing assignment by notice to Assignee and CFM, whereupon all rights and interests to the Engine Warranties revert back to Assignor.

     2. CFM has consented to the assignment and transfer to Assignee of all of the rights and interests of Assignor in, to and under the Engine Warranties and CFM has agreed that it will allow Assignee on an exclusive basis, to exercise in its own name all rights and interest that Assignor would have been entitled to pursuant to the Engine Warranties, it being further agreed that Assignee accepts such assignment and all the limitations and liabilities pertaining to said Engine Warranties as stated in the Agreement, including notice of the proprietary nature of CFM information and data and the limitation of CFM's liability, respectively referenced and appropriately reproduced in Schedule 1 hereto.

     3. This ASSIGNMENT OF WARRANTIES shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns to the extent permitted by the Agreement and hereunder.

     4. This ASSIGNMENT OF WARRANTIES is governed by and construed in accordance with the laws of the State of New York.

     5. This ASSIGNMENT OF WARRANTIES may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument and any party may execute this ASSIGNMENT OF WARRANTIES by signing any counterpart.

     6. Lessor and Lessee agree that this is an "Operative Document" for purposes of the Lease.

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     7.   Lessor represents to Lessee that Lessor owns or controls the rights it purports to assign herein.

     IN WITNESS WHEREOF, the authorized representative of the parties hereto have executed this ASSIGNMENT OF WARRANTIES as of the day and year first above written.

For and on behalf of                         For and on behalf of

BELLEVUE COASTAL LEASING LLC,                MIDWAY AIRLINES CORPORATION,
Assignor                                     Assignee

By Boullioun Aircraft Holding Company,
Inc., its sole Member


By:/s/ John R. Willingham                    By:/s/ Jonathan S. Waller
   ----------------------                       ----------------------
Name:John R. Willingham                      Name: Jonathan S. Waller
Title: Chief Operating Officer               Title: Senior Vice President

                                                    General Counsel

                                                                  SIGNATURE PAGE
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                                  SCHEDULE 1

     The ASSIGNMENT OF WARRANTIES is subject to acceptance by an Assignee of the limitations and liabilities pertaining to the Engine Warranties as stated in the following provisions of the Agreement:

     1.   Exhibit B, Section I - DEFINITIONS

     2.   Exhibit B, Section II - WARRANTIES, PARAGRAPH A-D, F, G, I & J

     3.   Exhibit B, Section IX - GENERAL CONDITIONS

     4.   INFORMATION AND DATA - Article X of the Agreement

          A. All information and data (including but not limited to, designs, drawings, blueprints, tracings, plans, models, layouts, specifications and memoranda) which may be furnished or made available to Assignee directly or indirectly as the result of Assignor's lease activity with Assignee shall remain the property of CFM, GE or SNECMA as the case may be. This information and data is proprietary to CFM and shall neither be used by Assignee nor furnished by Assignee to any other person, firm or corporation for the design or manufacture of any CFM product nor permitted out of Assignee's possession nor divulged to any other person, firm or corporation, except as expressly agreed to by CFM in writing.

          B. Nothing herein shall convey to Assignee the right to reproduce or cause the reproduction of any CFM product of a design identical or similar to that of the CFM product acquired from Assignor or give to Assignee a license under any patents or rights owned or controlled by CFM, GE or SNECMA.

     CFM has consented to Assignor's delivery to each Assignee a copy of the Engine Warranties and other above-listed provisions of Exhibit B (CFM56 Product Support Plan) of the Agreement applicable to Engines covered by the Assignor's Agreement.

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                                 ATTACHMENT 1

CFM INTERNATIONAL, INC.
One Neumann Way
Cincinnati, Ohio 45215-6301

Attention: Commercial Contracts Director

Ladies and Gentlemen:

     Reference is hereby made to (a) the General Terms Agreement No. 6-13466 dated as of October 22, 1999 (the "Agreement"), by and between CFM INTERNATIONAL, INC. ("CFMI") and Boullioun Aviation Services, Inc. ("BAS"), (b) Engine Warranty Assignment I dated as of January _____, 2001, between BAS and Boullioun Aircraft Holding Company, Inc. ("BAHC"), and (c) Engine Warranty Assignment II dated as of January _____, 2001, between BAHC and Bellevue Coastal Leasing LLC ("Buyer"). Terms defined in the GTA are used herein with the same meaning as in the Agreement.

     As of January _____, 2001, Buyer has assigned any and/or all of its rights and interest in, to and under the Engine Warranties set forth in Exhibit B (the "Engine Warranties") to Midway Airlines Corporation ("Assignee") in connection with its lease to Assignee of a Boeing Model 737-76Q Aircraft ("Aircraft") together with two (2) CFMI Model CFM56-7B20 Engines bearing Manufacturer's Serial Numbers 888133 and 888134 (the "Engines") as of the date each such Engine was delivered to Assignee. Such assignment shall be effective from such date until Buyer notifies CFMI that such assignment has been terminated.

     By execution of an ASSIGNMENT OF WARRANTIES between Assignee and Buyer, Assignee has accepted such assignment and, together with Buyer, accepts all the limitations and liabilities pertaining to the Engine Warranties as stated in the provisions of the GTA, the limitation of CFM's liability and the proprietary provision with respect to Information and Data being as appropriately reproduced in Schedule 1 to the ASSIGNMENT OF WARRANTIES.

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     A copy of the aforementioned ASSIGNMENT OF WARRANTIES is attached hereto.

                                   Very truly yours,

                                   BELLEVUE COASTAL LEASING LLC

                                   By Boullioun Aircraft Holding Company, Inc., its sole Member


                                   By:__________________________________________
                                   Name:
                                   Title:

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